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                                  EXHIBIT 10.49

                EIGHTH AMENDMENT AND CONSENT TO CREDIT AGREEMENT

          EIGHTH AMENDMENT AND CONSENT TO CREDIT AGREEMENT (this "Amendment"), dated as of January 31, 2003, among U.S.I. HOLDINGS CORPORATION, a Delaware corporation (the "Borrower"), the various lenders from time to time party to the Credit Agreement referred to below (the "Lenders"), CREDIT LYONNAIS CAYMAN ISLAND BRANCH, as Administrative Agent (the "Administrative Agent") and JPMORGAN CHASE BANK (f/k/a The Chase Manhattan Bank), as Syndication Agent (the "Syndication Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Credit Agreement.

                              W I T N E S S E T H:

          WHEREAS, the Borrower, the Lenders, the Administrative Agent and the Syndication Agent are parties to a Credit Agreement, dated as of September 17, 1999 (as amended, modified or supplemented to the date hereof, the "Credit Agreement");

          WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement as herein provided; and

          WHEREAS, the Lenders have agreed to the amendments and consents to the Credit Agreement as herein provided, subject to the terms and conditions set forth herein;

          NOW, THEREFORE, the parties hereto agree as follows:

          1. Notwithstanding anything to the contrary contained in Section 7.2, 7.8(e) or 7.9 of the Credit Agreement, USIS or one of its Wholly Owned Subsidiaries may acquire a company (the "Target") previously identified to the Administrative Agent (the "Acquisition") pursuant to a (and in accordance with the definition of) Permitted Acquisition, provided that in connection with the Acquisition, the Borrower and/or one of its Wholly Owned Subsidiaries shall be permitted to assume a note owed by the Target to certain shareholders thereof with an outstanding principal amount of approximately $3,160,000 (the "Shareholder Note"), so long as (i) at least $1,910,000 in principal of the Shareholder Note is repaid by the Borrower and/or one of its Wholly Owned Subsidiaries within one week following the closing of the Acquisition (with the amount of such repayment not to apply toward the basket contained in clause
(iv)(C) of the last paragraph of the definition of Permitted Acquisition (as in effect after giving effect to this Amendment)) and (ii) concurrently with the closing of the Acquisition, approximately $1,250,000 in principal of such Shareholder Note shall be cancelled and exchanged for a USI Seller Note complying with the terms of the Credit Agreement as amended hereby.

          2.     The definition of "Permitted Acquisition" appearing in Section
1.1 of the Credit Agreement is hereby amended by inserting the following paragraph immediately following the end of said definition:

     "Notwithstanding the foregoing, from the period from the Eighth Amendment Effective Date to and including October 1, 2003 (the "Period"), the Borrower and its Wholly Owned Subsidiaries may acquire Permitted Businesses, so long as
     (i) the revenues for all Permitted Businesses acquired during such period are not greater than $25,000,000 in the aggregate (calculated for each Permitted Business acquired, for the 12-month period most recently ended for such Permitted Business prior to the acquisition thereof), (ii) the total cash consideration (excluding any payments scheduled to be made after the Term Loan Maturity Date and the Revolving Credit Loan Maturity Date) for all such acquisitions consummated during such period is not greater than $16,000,000, (iii) the aggregate Acquisition Consideration for each such acquisition does not exceed 6.5 times the projected Consolidated EBITDA of the business acquired (such projections to be determined by the Borrower based upon reasonable assumptions and the past performance of the acquired business) for the twelve months following the acquisition, (iv) any USI Seller Notes issued in connection with any such acquisition is (A) Permitted Seller Debt, (B) subordinated to the obligations under the Credit Agreement pursuant to a subordination agreement in the form of Exhibit K hereto or otherwise in form and substance satisfactory to the Administrative Agent and (C) does not require any scheduled principal payments in connection therewith prior to the Term Loan Maturity Date or the Revolving Credit Loan Maturity Date, if such payments would cause the aggregate amount of principal payments in respect of USI Seller Notes incurred in connection with all businesses acquired during the Period and due prior to December 31, 2003 to exceed $1,000,000, and (v) the conditions set forth in clauses (x) and (y)(a) (excluding clause (a)(ii)), (c), (d),
     (e), (f) and (g) of this definition are satisfied as of the date of such acquisition."

          3. Section 1.1 of the Credit Agreement is hereby further amended by inserting the following defined terms in the appropriate alphabetical order:

          "Eighth Amendment" shall mean the Eighth Amendment and Consent to this Agreement, dated as of January 31, 2003.

          "Eighth Amendment Effective Date" shall have the meaning provided in the Eighth Amendment.

          4. Section 7.1(a) of the Credit Agreement is hereby amended by deleting the table appearing therein in its entirety and inserting the following new table in lieu thereof:

                      Date                                  Ratio
                      -------------------------------       -----
                      March 31, 2000                         4.85
                      June 30, 2000                          4.75
                      September 30, 2000                     4.50
                      December 31, 2000                      4.25
                      March 31, 2001                         3.75
                      June 30, 2001                          4.00
                      September 30, 2001                     4.00
                      December 31, 2001                      4.25
                      March 31, 2002                        4.375
                      June 30, 2002                         4.125
                      September 30, 2002                     3.95

                      Date                                  Ratio
                      -------------------------------       -----
                      December 31, 2002                      3.75
                      March 31, 2003                         2.50
                      June 30,  2003 and the last day
                       of each fiscal quarter
                       thereafter                            2.25

          5. Section 7.1(c) of the Credit Agreement is hereby amended by deleting the table appearing therein in its entirety and inserting the following new table in lieu thereof:

                      Date                                    Ratio
                      --------------------                   -------
                      March 31, 2000                         no test
                      June 30, 2000                          no test
                      September 30, 2000                     no test
                      December 31, 2000                      no test
                      March 31, 2001                         no test
                      June 30, 2001                          no test
                      September 30, 2001                     no test
                      December 31, 2001                      no test
                      March 31, 2002                         no test
                      June 30, 2002                          no test
                      September 30, 2002                     no test
                      December 31, 2002                      no test
                      March 31, 2003                           1.00
                      June 30, 2003                            1.10
                      September 30, 2003                       1.20
                      December 31, 2003                        1.30
                      March 31, 2004                         no test
                      June 30, 2004                          no test
                      September 30, 2004                     no test

          6. Section 7.1(d) of the Credit Agreement is hereby amended by deleting the table appearing therein in its entirety and inserting the following new table in lieu thereof:

                      Fiscal Quarter                        Amount
                      --------------------               -------------
                      March 31, 2000                     $ 190,000,000
                      June 30, 2000                      $ 190,000,000
                      September 30, 2000                 $ 190,000,000
                      December 31, 2000                  $ 190,000,000
                      March 31, 2001                     $ 185,000,000
                      June 30, 2001                      $ 175,000,000
                      September 30, 2001                 $ 170,000,000
                      December 31, 2001                  $ 124,000,000
                      March 31, 2002                     $ 107,000,000
                      June 30, 2002                      $ 101,000,000
                      September 30, 2002                 $ 101,000,000

                      Fiscal Quarter                        Amount
                      --------------------               -------------
                      December 31, 2002                  $ 101,000,000
                      March 31, 2003                     $ 180,000,000
                      June 30, 2003                      $ 185,000,000
                      September 30, 2003                 $ 185,000,000
                      December 31, 2003                  $ 190,000,000
                      March 31, 2004                     $ 250,000,000
                      June 30, 2004                      $ 250,000,000
                      September 30, 2004                 $ 250,000,000

          7. Section 7.1 of the Credit Agreement is hereby further amended by inserting the following new clause (f) immediately following clause (e) thereof:

          "(f)   In determining whether the Borrower has complied with the
     financial covenants contained in Sections 7.1(a), (b), (c) and (d), any computation to determine compliance with such financial covenants shall exclude items listed as discontinued operations on a financial statement prepared in accordance with GAAP and delivered to the Administrative Agent pursuant to Section 6.1(a) or (b).

          8. The Credit Agreement is hereby further by amended by inserting Exhibit K attached hereto.

          9. The Borrower hereby represents and warrants that (x) all representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects on and as of the Eighth Amendment Effective Date (as defined below) after giving effect to this Amendment (unless such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and (y) there exists no Default or Event of Default on the Eighth Amendment Effective Date, after giving effect to this Amendment.

          10. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any provision of the Credit Agreement or any other Loan Document except as expressly set forth herein.

          11. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

          12. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          13. This Amendment shall become effective on the date (the "Eighth Amendment Effective Date") when each of the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at its notice office.

          14. From and after the Eighth Amendment Effective Date, all references in the Credit Agreement and each of the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement after giving effect to this Amendment.

                                      * * *

          IN WITNESS WHEREOF, the parties hereto have caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                        U.S.I. HOLDINGS CORPORATION


                                        By  /s/ ROBERT SCHNEIDER
                                           -------------------------------------
                                           Name:   Robert S. Schneider
                                           Title:  Executive Vice President of
                                                   Finance and Administration


                                        CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                        By  /s/ W. MICHAEL GEORGE
                                           -------------------------------------
                                           Name:   W. Michael George
                                           Title:  Authorized Signature


                                        JPMORGAN CHASE BANK


                                        By  /s/ MARYBETH MULLEN
                                           -------------------------------------
                                           Name:   Marybeth Mullen
                                           Title:  Vice President
                                                   JP Morgan Chase Bank


                                        FIRSTAR BANK, N.A.


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:

                                        LASALLE BANK NATIONAL
                                           ASSOCIATION


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


                                        PILGRIM PRIME RATE TRUST
                                           By: Pilgrim Investments, Inc.
                                               as its investment manager

                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


                                        PILGRIM AMERICA HIGH INCOME
                                           INVESTMENTS, LTD.
                                           By: Pilgrim Investments, Inc.
                                               as its investment manager

                                        By
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT K

                            SUBORDINATION PROVISIONS

          Section 1.01. Subordination of Liabilities. U.S.I. Holdings Corporation (the "Company"), for itself, and its successors and assigns, covenants and agrees, and each holder of the Note to which this Annex A is attached (the "Note") by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the Note (the "Subordinated Indebtedness") is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section
1.07 of this Annex A). The provisions of this Annex A shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

          Section 1.02. Company Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances. (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Annex A) owing in respect thereof shall first be paid in full in cash, before any payment (whether in cash, property, securities or otherwise) is made on account of the Subordinated Indebtedness.

          (b) The Company may not, directly or indirectly, make any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash if any Event of Default under (and as defined in) the Credit Agreement referred to below or any other issue of Senior Indebtedness is then in existence or would result therefrom.

          (c) In the event that, notwithstanding the provisions of the preceding subsections (a) and (b) of this Section 1.02, the Company shall make any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a) or (b), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness (after giving effect to the relative priorities of such Senior Indebtedness) remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if the hereafter referenced notice is not given, the Company shall give the holder of the Note prompt written notice of any event which would prevent payments under Section 1.02(a) or (b) hereof.

          Section 1.03. Subordination to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company. Upon any distribution of assets of the

                                                                       Exhibit K
                                                                          Page 2

Company upon dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

          (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Note is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

          (b) any payment or distributions of assets of the Company of any kind or character, whether in cash, property or securities to which the holder of the Note would be entitled except for the provisions of this Annex A, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

          (c) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness (after giving effect to the relative priorities of such Senior Indebtedness) remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

          Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if the hereafter referenced notice is not given, the Company shall give prompt written notice to the holder of the Note of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

          Section 1.04. Subrogation. Subject to the prior payment in full in cash of all Senior Indebtedness, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the holder of the Note by virtue of this Annex A which otherwise would have been made to the holder of the Note shall, as

                                                                       Exhibit K
                                                                          Page 3

between the Company, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely or the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          Section 1.05. Obligation of the Company Unconditional. Nothing contained in this Annex A is intended to or shall impair, as between the Company and the holder of the Note, the obligation of the Company, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and other creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law, subject to the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of the Company received upon the exercise of any such remedy.

          Section 1.06. Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

          Section 1.07. Senior Indebtedness. The term "Senior Indebtedness" shall mean all Obligations (i) of the Company under, or in respect of, the Credit Agreement (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the "Credit Agreement"), dated as of September 17, 1999, among the Company, the lenders from time to time party thereto, and Credit Lyonnais Cayman Island Branch, as Administrative Agent, and each other Loan Document (as defined in the Credit Agreement) to which the Company is a party and any renewal, extension, restatement, refinancing or refunding of any thereof and (ii) of the Company under, or in respect of, any Interest Rate Protection Agreements (as defined in the Credit Agreement), including any guaranty thereof. As used herein, the term "Obligation" shall mean all principal, interest, premium, reimbursement obligations, penalties, fees, expenses, indemnities and other liabilities and obligations (including any guaranties of the foregoing liabilities and obligations) payable under the documentation governing any Senior Indebtedness (including interest after the commencement of any bankruptcy, insolvency, receivership or

                                                                       Exhibit K
                                                                          Page 4

similar proceeding at the rate provided in the documentation with respect thereto, whether or not such interest is an allowed claim against the debtor in any such proceeding).

*